FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1534474
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip Code)

This form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act and is effective pursuant to General Instruction A.(c).

Securities Act registration statement file number to which this Form relates (if applicable):    File Number 333-134911

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act:

9.25% Series B Cumulative Preferred Stock	The NASDAQ Stock Market LLC
Title of each class to be registered	Name of each exchange on which each class is to be registered

Item 1.	Description of Registrant's Securities to be Registered

The securities to be registered hereby are the 9.25% Series B Cumulative Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of GMX Resources Inc. (the "Company"). A description of certain matters relating to the Preferred Stock will be included on the cover page and under the section titled "Description of Series B Preferred Stock" to be included in a final prospectus supplement to prospectus dated July 3, 2006 (relating to the Company's Registration Statement on Form S-3 (No. 333-134911)) (the "Base Prospectus"), to be filed by the Company with the Securities and Exchange Commission subsequent to the filing of this Form 8-A pursuant to Rule 424(b) under the Securities Act of 1933, and a description of certain other matters relating to the Preferred Stock is contained under the section titled "Anti-takeover Effects of Certain Provisions of our Certificate of Incorporation and Bylaws, Oklahoma Law and our Rights Plan" in the Base Prospectus. Those descriptions shall be deemed to be incorporated herein by this reference.

All requisite approvals and authorizations have been received from, and required applications relating to this transaction have been filed with, The NASDAQ Stock Market LLC.

Item 2.	Exhibits

The following exhibits are filed as part of this registration statement:

4.1	Certificate of Designation relating to the Company's 9.25% Series B Cumulative Preferred Stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GMX RESOURCES INC.

Date: August 8, 2006	By:	/s/ Ken L. Kenworthy, Sr.
Ken L. Kenworthy, Sr., Chief Financial Officer